Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Richardson Electronics, Ltd.:

We consent to the incorporation by reference in Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-49005 on Form S-2, Registration Statement Number 333-51513 on Form S-2, Registration Statement Number 333-66215 on Form S-8, Registration Number 333-76897 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-70914 on Form S-8, Registration Statement Number 33-60092 on Form S-8, Registration Statement No. 333-115955 on Form S-8, Registration Statement No. 333-120032 on Form S-8, and Registration Statement No. 333-125254 on Form S-1 of Richardson Electronics, Ltd. of our reports dated August 26, 2005, with respect to the consolidated balance sheets of Richardson Electronics, Ltd. as of May 28, 2005 and May 29, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended May 28, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of May 28, 2005 and the effectiveness of internal control over financial reporting as of May 28, 2005, which reports appear in the May 28, 2005 annual report on Form 10-K/A of Richardson Electronics, Ltd.

Our report dated August 26, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of May 28, 2005, expresses our opinion that Richardson Electronics, Ltd. and subsidiaries did not maintain effective internal control over financial reporting as of May 28, 2005 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state the following material weaknesses were identified: deficiencies in the Company’s control environment; inadequate controls associated with the accounting for income taxes; inadequate financial statement preparation and review procedures; and deficiency related to the application of accounting literature.

Our report on the consolidated financial statements refers to a change in accounting from the last-in, first-out method to the first-in, first-out method of valuing inventories as of June 1, 2003.

/s/ KPMG LLP

Chicago, Illinois

November 18, 2005